FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE COMPLETES ACQUISITION OF
HEAVY-DUTY TRUCK DEALERSHIP GROUP

Estimated Annual Incremental Earnings per Share of $0.12 to $0.14

BLOOMFIELD HILLS, MI, November 4, 2014 – Penske Automotive Group, Inc. (NYSE:PAG), an international transportation services company, announced today that it has completed the acquisition of a majority stake in The Around the Clock Freightliner Group (“ATC”), a heavy- and medium-duty truck dealership group located in Texas, Oklahoma and New Mexico. Penske Automotive Group now owns approximately 91% of ATC.

ATC currently operates fourteen locations, including eight full-service dealerships offering Freightliner, Western Star, and Sprinter-branded trucks. ATC also offers a full range of used trucks available for sale as well as service and parts departments that are open 24 hours a day, seven days a week. ATC is expected to contribute incremental estimated annualized revenue of $600 - $700 million and estimated annual incremental earnings per share of $0.12 to $0.14 to Penske Automotive Group.

Commenting on the completion of the acquisition, Penske Automotive Group Chairman Roger S. Penske said, “ATC represents a strategic opportunity for our company. Like the automotive retail dealership business, the heavy-duty truck dealership industry is highly fragmented and provides an excellent opportunity for our company to build scale through further consolidation.”

About Penske Automotive

Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is an international transportation services company that operates automotive and commercial truck dealerships principally in the United States and Western Europe, and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand.  PAG employs more than 20,000 people worldwide and is a member of the Fortune 500 and Russell 2000. For additional information, visit the company’s website at www.penskeautomotive.com.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future outlook, sales and earnings potential. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: economic conditions generally, conditions in the credit markets and changes in interest rates, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to natural disasters or other disruptions that interrupt the supply of vehicles or parts to us; changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2013, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

Find a vehicle: http://www.penskecars.com
Engage Penske Automotive: http://www.penskesocial.com
Like Penske Automotive on Facebook: https://facebook.com/PenskeCars
Follow Penske Automotive on Twitter: https://twitter.com/#!/Penskecarscorp
Visit Penske Automotive on YouTube: http://www.youtube.com/penskecars

Inquiries should contact:

David K. Jones Executive Vice President and Chief Financial Officer Penske Automotive Group, Inc. 248-648-2800 dave.jones@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development Penske Automotive Group, Inc. 248-648-2540 tpordon@penskeautomotive.com

# # #